EXHIBIT 99.1

Farmer Bros Co.

Properties

Executive Offices

20333 South Normandie Avenue, Torrance, California*

1901 Butterfield Road, Suite 810, Downers Grove, Illinois

9120 N.E. Alderwood Rd., Portland, Oregon

Plants

20333 South Normandie Avenue, Torrance, California*

9120 N.E. Alderwood Rd., Portland, Oregon

235 N Norwood Ave., Houston, Texas*

13131 Broadway Ext., Oklahoma City, Oklahoma*

Distribution Centers

20333 South Normandie Avenue, Torrance, California*

120 W. Whitehall Ave., Northlake, Illinois

350 73rd Ave., NE, Suite 15. Fridley, Minnesota

75 State Street, Moonachie, New Jersey

13131 Broadway Ext., Oklahoma City, Oklahoma*

235 N Norwood Ave., Houston, Texas*

9120 N.E. Alderwood Rd., Portland, Oregon

Branch Warehouses

Arizona	Arizona	Arizona
FLAGSTAFF*	LAKE HAVASU*	PHOENIX*
2385 N. Walgreen Street	1880 Commander Dr. Ste C	1060 W. Alameda Dr.
Tempe

Arizona	Arizona	Arkansas
TUCSON*	YUMA	FAYETTEVILLE
3818 South Evans Blvd.	3914 E. 41ST Place Ste 4	543 Madison R 72762
Springdale

Arkansas	California	California
LITTLE ROCK	BAKERSFIELD*	BISHOP*
7630 Hardin Drive	8802 Swigert Ct.	324 E. Clarke Street
North Little Rock

California	California	California
CASTROVILLE*	CHICO*	CORONA*
11460 Commercial Parkway	480 Ryan Ave., Ste 100	521 Princeland Court

California	California	California
EUREKA	FRESNO*	LANCASTER*
412 W. Wabash Ave.	4576 N. Bendel	42138 7th Street West

California	California	California
LOS ANGELES SF VALLEY*	OAKLAND*	PALM SPRINGS*
9373 Remick Ave.	9845 Kitty Lane	72205 Corporate Way
Arleta		Thousand Palms

California	California	California
SACRAMENTO*	SAN DIEGO*	SAN JOSE*
2450 Boatman Ave.	7855 Ostrow St., B	1462 Seareel Pl.

California	California	California
SAN LUIS OBISPO*	SANTA ANA*	SANTA FE SPRINGS*
3450 Broad St.	3921 W. Segerstrom Ave.	9901 Bell Ranch Road

California	California	California
SANTA ROSA*	STOCKTON*	TORRANCE*
470 E. Todd Rd.	4243 Arch Road	20333 S. Normandie Ave.

California	California	Colorado
VENTURA*	VICTORVILLE*	COLORADO SPRINGS
1350 Stellar Dr.	17190 Yuma St.	6150 Stadia Court.
Oxnard

Colorado	Colorado	Colorado
DENVER*	FORT COLLINS*	GRAND JUNCTION*
5595 Joliet Street	4500 Innovation Drive	2848 Chipeta Ave., #B

Connecticut	Florida	Florida
WATERBURY	MEDLEY	ORLANDO
61 Mattatuck Heights Rd.	9314 NW 102 St.	7101 TPC Dr. Ste 650

Florida	Georgia	Idaho
TAMPA	ATLANTA	BOISE
4717 Oak Fair Blvd.	1400 Northbrook Parkway 300-370	7235 Bethel Street
Suwanee

Idaho	Idaho	Illinois
IDAHO FALLS*	TWIN FALLS	MOLINE
805 S. Saturn Ave.	258 6th Ave. W	2950 38th Avenue

Illinois	Illinois	Indiana
NORTHLAKE	SPRINGFIELD	EVANSVILLE
100 W. Whitehall Av.	3430 Constitution Dr. #122	1905 N. Kentucky Ave.

Indiana	Indiana	Iowa
INDIANAPOLIS*	MERRILLVILLE	DES MOINES
1417 Southeastern Ave.	1503 E. 91st Ave.	1662 N.E. 55th Ave.

Iowa	Kansas	Louisana
OMAHA*	WICHITA	SHREVEPORT
3217 Nebraska Ave.	427 S. Washington	4113 Metro Dr
Council Bluffs

Maryland	Massachusetts	Michigan
JESSUP	NORTH BILLERICA	PLYMOUTH
8268 Preston Ct.	18 Esquire Rd.	9260 General Dr.

Michigan	Michigan	Minnesota
SAGINAW	GRAND RAPIDS	BRAINERD
3691 Fashion Square Bl.	3413 Roger B. Chaffee Blvd.	416 South 7th St.

Minnesota	Minnesota	Minnesota
DULUTH	FRIDLEY	ROCHESTER
4314 Enterprise Cr.	350 73rd Ave. N.E. Ste 15	7700 Air Commerce Drive #104

Missouri	Missouri	Missouri
KANSAS CITY*	SPRINGFIELD	ST. LOUIS*
9 N.E. Skyline Dr.	540A N.Cederbrook	12832 Pennridge Dr.
Lee’s Summit		Bridgeton

Montana	Montana	Montana
BILLINGS*	GREAT FALLS*	MISSOULA
2625 Enterprise Ave.	2600 16th St. N.E.	2751 Charlo St.
Black Eagle

Nebraska	Nevada	Nevada
NORTH PLATTE	CARSON CITY*	ELKO*
601 Sioux Meadow	3880 Technology Way	460 S. A Street

Nevada	Nevada	Nevada
LAS VEGAS*	LAS VEGAS	ST. GEORGE
4612 Industry Center Dr.	6435 S. Valley View Ste. B	988 W. Sunset Blvd., 4 & 5

New Jersey	New Jersey	New Mexico
HAMMONTON	MOONACHIE	ALBUQUERQUE*
590 South Egg Harbor Dr.	75 State St.	5911 Office Blvd.

New Mexico	New Mexico	New York
FARMINGTON	ROSWELL	EAST SYRACUSE
1414 Schofield Lane	710 E. College	6816 Ellicott Dr.

North Carolina	North Dakota	North Dakota
CHARLOTTE	BISMARCK	FARGO
1859 Lindbergh St. Unit 500	2001 3rd Street SE	710 38th St. N.W.- Unit B,C,D
Mandin

North Dakota	Ohio	Ohio
GRAND FORKS	CINCINNATI	COLUMBUS
2402 N. 42nd St.	10608 Millington Ct.	2543 Westbelt Dr.

Ohio	Ohio	Oklahoma
LIMA	VALLEY VIEW	OKLAHOMA CITY*
1658 W. Breese Rd.	9090 Bank Road	13131 Broadway Ext.

Oklahoma	Oregon	Oregon
TULSA	BEND	EUGENE*
170 S. 123 E. Pl.	20409 N.W. Cady Way	2495 Unit C Prairie Rd.

Oregon	Oregon	Pennsylvania
MEDFORD	PORTLAND*	CRANBERRY TOWNSHIP
777 East Vilas Rd.	7515 N.E. 33rd Dr.	215 Commerce Park Dr.
Central Point

Pennsylvania	South Dakota	South Dakota
STROUDSBERG	RAPID CITY*	SIOUX FALLS
201A North 1st St.	2030 Creek Dr.	926 W. Cherokee

Tennessee	Texas	Texas
MEMPHIS	AMARILLO	AUSTIN*
5753 E. Shelby Dr., Ste 1	2100 SE 10th Ave.	2004 Lamar Dr., Round Rock

Texas	Texas	Texas
CORPUS CHRISTI	DALLAS/FT. WORTH*	EL PASO*
3909 Wow Road	744 Avenue H East	1325 Don Haskins Dr.
Arlington

Texas	Texas	Texas
HOUSTON	HOUSTON*	LUBBOCK
6300 West by NW Blvd. Ste 400	235 N. Norwood Ave.	1608 D. N. University

Texas	Texas	Texas
McALLEN*	ODESSA	SAN ANTONIO
1312 E. Laurel	2017 W. 7th	4930 Center Park

Texas	Utah	Washington
WICHITA FALLS	SALT LAKE CITY*	SEATTLE*
1404 Beverly Drive	2230 So. 2000 West	8660 Willows Rd.
Redmond

Washington	Washington	Washington
SPOKANE*	TACOMA	YAKIMA*
E. 10915 Montgomery Dr.	9412 Front Street	2301 S. 18th Street
	Lakewood	Union Gap

Wisconsin	Wisconsin	Wisconsin
EAU CLAIRE	LA CROSSE	LITTLE CHUTE
124 Race	1232 Clinton St.	700 Moasis Dr.

Wisconsin	Wisconsin	Wisconsin
MADISON	PEWAUKEE	SCHOFIELD
4021 Owl Creek Drive	W 232 N 2960 Roundy Circle W Ste 100	3613 Schofield Ave.

Wyoming
CASPER*
2170 N. Old Salt Creek Hwy.

*	owned